Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Veronika Kapustina, hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	The Quarterly Report on Form 10-Q of Ton Strategy Company for the quarterly period ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Ton Strategy Company as of the dates and for the periods presented.

November 12, 2025

/s/ Veronika Kapustina
Veronika Kapustina
Chief Executive Officer
and Principal Executive Officer